LOAN AGREEMENT

1.	THE PARTIES

THIS LOAN AGREEMENT (the “Agreement”), is made this 11 November, 2024, by and among Rodriguez Velazquez Edgar Ulises (hereinafter, known as “LENDER”) and Dankon Corporation, a Corporation organized under the laws of the State of Wyoming (hereinafter, known as “BORROWER”). BORROWER and LENDER shall collectively be known herein as “the Parties”. In determining the rights and duties of the Parties under this Loan Agreement, the entire document must be read as a whole.

2.	LOAN AMOUNT

The Lender agrees to lend the Borrower the principal sum of Two Hundred Thousand Dollars ($200,000.00) (the “Borrowed Money”).

3.	RELATED-PARTY TRANSACTION AND COMPLIANCE

The Parties acknowledge that the Lender is a Director of the Borrower, and this Agreement constitutes a related-party transaction. As such, the Parties agree to adhere to all applicable SEC regulations and generally accepted accounting principles (GAAP), which require proper disclosure and scrutiny of such transactions in ﬁnancial reporting. The Borrower shall ensure that all aspects of this loan, including its approval, terms, and any subsequent conversion to equity, are conducted in a manner that ensures fairness and transparency, and are fully documented in the Borrower's ﬁnancial records and any relevant ﬁlings. The Borrower shall also ensure that the audit of the company’s ﬁnancial statements, if applicable, is conducted in accordance with all PCAOB standards.

4.	REPAYMENT TERMS

The Borrowed Money shall be repaid by the Borrower to the Lender under the following terms:

•	No Interest: This loan shall bear no interest.

•      Repayment Upon Availability of Funds: The Borrower shall repay the Borrowed Money when it has sufficient available funds or begins generating revenue. The timing of repayment shall be at the reasonable discretion of the Borrower, considering its ﬁnancial circumstances.

•      Conversion to Equity: At the Lender's sole discretion, the outstanding balance of the Borrowed Money, in whole or in part, may be converted into shares of the Borrower’s common stock. The conversion price per share shall be determined at the time of conversion based on the following principles:

-	The conversion price shall be the fair market value of the Borrower’s common stock at the time of conversion.
-	The Borrower will issue the number of shares equal to the amount of the loan being converted, divided by the conversion price.

•      Documentation of Conversion: Any conversion of the loan to equity must be properly documented in writing, and authorized by the Borrower’s board of directors.

5.	NO LATE PAYMENT PENALTIES OR DEFAULT INTEREST

Due to the nature of this loan, being from the Lender to the Borrower, there shall be no late payment penalties or interest accrued in the event of delayed repayment. The Lender acknowledges and agrees to the flexible repayment terms outlined in Section 4.

6.	ACCELERATION

If the Borrower is in default under this Agreement or is in default under another provision of this Agreement, and such default is not cured within the minimum allotted time by law after written notice of such default, then Lender may, at its option, declare all outstanding sums owed on this Agreement to be immediately due and payable.

7.	ACKNOWLEDGMENT OF LOAN AND REPAYMENT TERMS

The Borrower acknowledges the receipt of the Borrowed Money and agrees to repay the Borrowed Money in accordance with the terms outlined in Section 4, including the flexible repayment schedule and the potential for conversion to equity. The Lender and Borrower mutually agree that the repayment schedule is contingent on the Borrower's ﬁnancial condition, as described in Section 4.

8.	NON-WAIVER

No failure or delay by Lender in exercising Lender’s rights under this Agreement shall be considered a waiver of such rights.

G. INTEGRATION

There are no agreements, verbal or otherwise that modify or affect the terms of this Agreement. This Agreement may not be modiﬁed or amended except by a written agreement signed by Borrower and Lender.

10.	SEVERABILITY

In the event any provision herein is determined to be void, invalid, or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other provision, all of which shall remain in full force and effect.

11.	CONFLICTING TERMS

The terms of this Agreement shall control over any conflicting terms in any referenced agreement or document.

12.	NOTICE

Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certiﬁed mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be made to the parties at the addresses listed above.

13.	1GOVERNING LAW

This Agreement shall be interpreted under, and governed by, the laws of the State of Wyoming.

14.	ENTIRE AGREEMENT

This Agreement contains all the terms agreed to by the parties relating to its subject matter, including any attachments or addendums. This Agreement replaces all previous discussions, understandings, and oral agreements. The Borrower and Lender agree to the terms and conditions and shall be bound until the Borrower repays the Borrowed Money in full.

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, BORROWER and LENDER affix their signatures hereto.

Borrower’s Signature: /s/ Rodriguez Velazquez Edgar Ulises

Dankon Corporation 11 November, 2024

Lender’s Signature: /s/ Rodriguez Velazquez Edgar Ulises

Rodriguez Velazquez Edgar Ulises 11 November, 2024